Exhibit 99.2

EMPLOYMENT AGREEMENT dated as of February 8, 2010 (this “Agreement”), between Harry and David, an Oregon corporation (the “Company”), and Steven J. Heyer (“Executive”). The Company and Executive are referred to individually in this Agreement as a “Party” and collectively as the “Parties.”

RECITAL

A. The Company and Executive wish to enter into a formal employment contract that will govern the terms and conditions applicable to Executive’s employment with the Company.

Accordingly, the Parties hereby agree as follows:

I. TERMS AND CONDITIONS OF EMPLOYMENT

1.1 Duties and Responsibilities. (a) Commencing on the date hereof (the “Effective Date”) and terminating on the earlier of (i) the 5th anniversary of the Effective Date and (ii) any earlier date of termination of Executive’s employment pursuant to Article II (the “Employment Period”), Executive will serve as Chief Executive Officer of the Company and will in such capacity report directly to the board of directors of the Company (the “Board”) or an executive committee thereof.

(b) Executive will perform and undertake in good faith and to the best of his ability the customary duties and responsibilities of a chief executive officer relative to the Company and as may be reasonably assigned to him from time to time by the Board or a committee thereof, provided such other duties that may be assigned to him are consistent with the duties of a chief executive officer of a company of similar size and stature.

(c) During the Employment Period, Executive will devote such working time and attention during normal business hours to the business and affairs of the Company and its Subsidiaries as are, in his reasonable judgment, necessary to fulfill his duties and responsibilities.

(d) As long as Executive serves as the Chief Executive Officer of the Company, he will be entitled to serve on the Board and be its Chairman.

(e) So long as such activities do not materially interfere with Executive’s duties hereunder and except as provided in Article III, Executive may serve on the boards of directors of other companies in the future, in each case with the Board’s prior written consent and provided the Board determines such board membership would not be adverse to the interests of the Company. Notwithstanding the foregoing, Executive may continue to serve on the board of directors of Lazard Ltd., Lazard Group, Omnicare, Inc. and the National Collegiate Athletic Association. Moreover, the Company agrees that Executive may, and the Company acknowledges that he will, actively manage Executive’s private business investments and activities of his choice (now owned or hereafter acquired) provided he does not have the title of president or chief executive officer of any of the entities making such investments; and may participate in any capacity with any civic, educational or charitable organization or governmental entity or trade association.

(f) For the avoidance of doubt, except as may be provided in Section 1.3 below or in the Letter Agreement, Executive will not be entitled to any additional compensation (cash or equity) or benefits in connection with serving on the board of directors of Harry & David Holdings, Inc., a Delaware corporation (“Holdings”), or as chief executive officer of Holdings.

1.2 Compensation. During the Employment Period, Executive will be paid a base salary at the initial annual rate of not less than $500,000 (such salary at any time being referred to as “Base Salary”). Such rate will be subject to review and upward adjustment (but not downward adjustment) by the Board (or a committee thereof) not less frequently than annually based on Executive’s performance and the Company’s financial performance, condition and prospects. Base Salary will be paid in substantially equal installments at periodic intervals in accordance with the Company’s payroll practices for salaried employees, but not less frequently than semi-monthly or bi-weekly as determined by the Company in its sole discretion. Notwithstanding anything to the contrary in this Agreement, Executive will not participate in the Company’s Annual Incentive Plan.

1.3 Equity Compensation. Executive will be entitled to participate in Holdings’ Second Amended and Restated 2004 Stock Option Plan, as amended from time to time (the “Plan”), subject to the terms and conditions of the Plan and any related option agreement contemplated by the Plan. The Board (or a committee thereof) may, from time to time and upon the terms and conditions adopted thereby, recommend that Executive be granted stock options under the Plan. Except as provided in this Section 1.3, the granting of any such options will be at the sole discretion of the Board (or a committee thereof) and the Company will have no obligation to grant any such options. Concurrently with the execution and delivery of this Agreement, Executive will be granted options (the “First Options”) under the Plan to purchase 118,282 shares of common stock, par value $.01 per share (“Common Stock”), of Holdings, and will be granted options (the “Second Options” and, together with the First Options, the “Options”) under the Plan to purchase an additional 63,409 shares of Common Stock of Holdings. The First Options will be granted pursuant to and be governed by that certain Non-qualified Stock Option Agreement dated as of the date of this Agreement (the “First Option Agreement”), between Holdings and Executive, and by the Plan, and the Second Options will be granted pursuant to and be governed by a separate Non-qualified Stock Option Agreement dated as of the date of this Agreement (the “Second Option Agreement”), between Holdings and Executive, and by the Plan. As a condition to exercising any Options, as of the Effective Date Executive will become a party to and be bound by that certain Stockholders Agreement dated as of June 17, 2004 (the “Stockholders Agreement”), among Holdings, U.S. Equity Partners II, LP, U.S. Equity Partners II (U.S. Parallel), LP, U.S. Equity Partners (Offshore) II, LP, Highfields Capital I LP, Highfields Capital II LP and Highfields Capital Ltd.

1.4 Participation in Employee Benefits Plans. (a) Executive will be eligible to participate in the plans of the Company generally available to other senior executives relating to cash or deferred arrangements under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), life insurance, disability, medical coverage, education or other retirement or employee benefits that the Company has or may adopt for the benefit of its employees, as they may be in effect from time to time. Notwithstanding the foregoing, Executive will not receive benefits under any pension or severance plan, program or arrangement of the Company.

(b) Executive will accrue paid vacation benefits during the Employment Period in accordance with the Company’s paid time off practices for salaried employees.

1.5 Fringe Benefits. In addition to the benefit plans referred to above, Executive will be entitled to participate in any other fringe benefits that are now or may become applicable to the Company’s senior executive employees, including any supplemental life insurance benefit for executives of the Company.

1.6 Expense Reimbursement. Executive will be entitled to receive reimbursement from the Company for reasonable business expenses incurred by Executive in the performance of his duties hereunder, provided Executive furnishes the Company with reasonable substantiating documentation in accordance with the Company’s reimbursement policies in effect from time to time. Without limiting the generality of the immediately preceding sentence, during the Employment Period the Company shall pay for Executive’s first-class commercial air travel to and from the Company’s offices in Medford, Oregon (including any and all connecting flights) and shall provide Executive with accommodations and ground transportation reasonably acceptable to him while Executive is in Medford, Oregon, which accommodations may include a reasonably acceptable apartment or condominium in Medford, Oregon.

1.7 Reimbursement of Executive’s Legal Expenses. After receipt of reasonable substantiating documentation, the Company shall reimburse Executive for his reasonable legal costs and expenses incurred in connection with the review and negotiation of this Agreement, the First Option Agreement, the Second Option Agreement, and the Letter Agreement (as defined in Section 5.3 hereof).

1.8 Provision of Atlanta, Georgia Office Space and Executive Assistant. During the Employment Period, the Company agrees that Executive’s principal residence shall remain in Atlanta, Georgia and, accordingly, the Company shall pay for office space and an executive assistant reasonably acceptable to Executive for Executive’s use at a location designated by Executive within the Atlanta, Georgia metropolitan area.

II. TERMINATION OF EMPLOYMENT

2.1 Company Termination of Executive for Cause. The Company may terminate Executive’s employment under this Agreement at any time for Cause (as defined herein) by giving 30 days’ written notice of such termination to Executive. If such termination notice is given to Executive, the Company may, if it so desires, immediately relieve Executive of some or all of his duties. Except for the rights provided in the First Option Agreement, the Second Option Agreement, and/or the Letter Agreement, upon any termination of Executive’s employment by the Company pursuant to this Section 2.1, Executive will be entitled to receive only any unpaid Base Salary accrued for services rendered through the date of such termination, any unreimbursed business expenses incurred by Executive in the performance of his duties hereunder through the date of such termination, and the dollar value (determined based upon Base Salary) for vacation time accrued during the current calendar year but unused as of the date of such termination.

2.2 Company Termination of Executive Without Cause. The Company may terminate Executive’s employment under this Agreement at any time without Cause by giving Executive at least 60 days’ prior written notice of such termination. If such termination notice is given to Executive, the Company may, if it so desires, immediately relieve Executive of some or all of his duties. Except for the rights provided in the First Option Agreement, the Second Option Agreement, and/or the Letter Agreement, upon any termination of Executive’s employment by the Company pursuant to this Section 2.2, Executive will be entitled to receive only any unpaid Base Salary accrued for services rendered through the date of such termination, any unreimbursed business expenses incurred by Executive in the performance of his duties hereunder through the date of such termination, and the dollar value (determined based upon Base Salary) for vacation time accrued during the current calendar year but unused as of the date of such termination.

2.3 Termination by Executive for Good Reason. Executive may terminate his employment hereunder at any time for Good Reason (as defined herein) by giving the Company 30 days’ written notice of such termination. If such notice is given by Executive to the Company, the Company may, if it so desires, immediately relieve Executive of some or all of his duties. Except for the rights provided in the First Option Agreement, the Second Option Agreement, and/or the Letter Agreement, upon any termination of Executive’s employment by the Company pursuant to this Section 2.3, Executive will be entitled to receive only any unpaid Base Salary accrued for services rendered through the date of such termination, any unreimbursed business expenses incurred by Executive in the performance of his duties hereunder through the date of such termination, and the dollar value (determined based upon Base Salary) for vacation time accrued during the current calendar year but unused as of the date of such termination.

2.4 Resignation by Executive. Executive may terminate his employment hereunder at any time without Good Reason by giving the Company at least 60 days’ prior written notice of such termination. If such notice is given by Executive to the Company, the Company may, if it so desires, immediately relieve Executive of some or all of his duties. Except for the rights provided in the First Option Agreement, the Second Option Agreement, and/or the Letter Agreement, upon any termination of Executive’s employment by the Company pursuant to this Section 2.4, Executive will be entitled to receive only any unpaid Base Salary accrued for services rendered through the date of such termination, any unreimbursed business expenses incurred by Executive in the performance of his duties hereunder through the date of such termination, and the dollar value (determined based upon Base Salary) for vacation time accrued during the current calendar year but unused as of the date of such termination.

2.5 Death or Disability. (a) Executive’s employment hereunder will automatically terminate upon the death or Disability of Executive. Except for the rights provided in the First Option Agreement, the Second Option Agreement, and/or the Letter Agreement, in the event Executive’s employment hereunder terminates by reason of Executive’s death or Disability, the Company will be required to pay Executive or Executive’s estate only (i) any unpaid Base Salary accrued for services rendered through the date of Executive’s death or Disability (ii) any unreimbursed business expenses incurred by Executive in the performance of his duties hereunder through the date of his death or Disability, and (iii) the dollar value (determined based upon the annual rate of Base Salary in effect for Executive at the time of his death or Disability) of all vacation time accrued during the current calendar year but unused as of the date of death or Disability.

(b) During any period that Executive fails to perform his duties as a result of a Disability (“disability period”), Executive will continue to receive his full Base Salary at the rate then in effect for such period until his employment is terminated pursuant to Section 2.3(a); provided, however, that such payment so made to Executive during the disability period will be reduced by the sum of the amounts, if any, payable to Executive at or prior to the time of any such payment under the disability benefit plans of the Company or under the Social Security disability insurance program.

2.6 Cooperation in Claims or Litigation. For a period of two years after any termination or resignation of Executive’s employment hereunder, Executive will meet with the Company upon request, at dates and times mutually agreeable to Executive and the Company, to discuss any claim or litigation involving the Company or its Subsidiaries which involves issues of which he has knowledge and cooperate in the defense or prosecution of such matters. Executive will notify the Company immediately if he is subpoenaed or otherwise served with legal process in any lawsuit involving the Company or its Subsidiaries and to testify truthfully and honestly in any such proceeding. Executive will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Executive to obtain information that in any way relates to the Company or its Subsidiaries, and Executive will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney. The Company will reimburse Executive for all reasonable out-of-pocket expenses incurred in connection with performing the activities provided for in this Section 2.6, subject to receiving reasonable substantiating documentation relating to such expenses. No compensation will be paid to Executive in connection with his obligations under this Section 2.6. The Company will indemnify Executive for damages and costs that he incurs in connection with any claim or litigation involving the Company or its Subsidiaries to the fullest extent permitted by the Oregon Revised Statutes and the Company’s certificate of incorporation or bylaws.

III. NON-COMPETITION, NON-SOLICITATION, NON-DISPARAGEMENT, ETC.

3.1 Non-Compete. Commencing on the Effective Date and ending on the first anniversary of any termination or resignation of employment hereunder (the “Non-Compete Period”), Executive will not, directly or indirectly, engage in, be employed by or act as a consultant to any Person directly or indirectly engaged primarily in or that has substantial operations in, or maintain any interest in or provide or arrange financing for any Person (whether as a director, officer, agent, representative, security holder, equity owner, partner, member or otherwise) directly or indirectly engaged primarily in or that has substantial operations in the Business (a “Competing Business”); provided, however, that Executive may own not more than 5% of any class of publicly-traded securities of any legal entity engaged in a Competing Business. “Business” means (i) the growing, marketing and distribution of fruit, food products, plants and plant products and the sale of such products through direct mail, internet distribution or retail stores, (ii) any other business or activity in which Holdings and its Subsidiaries engage on the date of Executive’s termination of employment hereunder or (iii) any business or activity as to the entry into which Holdings and its Subsidiaries, at the direction of the Board or any senior executive of the Company, have devoted substantial time or resources during the 12 calendar months immediately before the date of Executive’s termination of employment hereunder.

3.2 Non-Solicitation. Without limiting the generality of Section 3.1, during the Non-Compete Period, Executive will not, directly or indirectly, solicit, induce or in any manner encourage (i) any independent contractor (including any member of the Company’s sales force), producer, agent or business partner of Holdings or any Subsidiary or any present employee of Holdings or any Subsidiary or such an employee during the Non-Compete Period, to leave the employ of Holdings or any Subsidiary or otherwise terminate his or her relationship with Holdings or any Subsidiary or to sell products of any other direct selling company, cease selling any products of Holdings or any Subsidiary or withdraw in any way from any existing relationship with Holdings or any Subsidiary, as the case may be, or (ii) any manufacturer, vendor or customer of Holdings or any Subsidiary to terminate its relationship or reduce its level of business with Holdings or such Subsidiary, as the case may be.

3.3 Non-Disparagement. Without limiting the generality of Sections 3.1 and 3.2, during the Non-Compete Period, Executive will not, directly or indirectly, make any oral or written statement or publication with respect to Holdings or any Subsidiary or any of their stockholders, directors, officers, employees, lenders or their respective Affiliates which disparages or denigrates, or could reasonably be interpreted as disparaging or denigrating, Holdings or any Subsidiaries or any of their stockholders, directors, officers, employees, lenders or their respective Affiliates.

3.4 Standstill. Except as requested by the Company in writing, Executive will not as a principal, or agent of another Person, (i) propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other Person or directly or indirectly, (A) any form of business combination, acquisition, or other transaction relating to Holdings or any of its Affiliates, (B) any form of restructuring, recapitalization or similar transaction with respect to Holdings or any such Affiliate or (C) any demand, request or proposal to amend, waive or terminate any provision of this Section 3.4 or (ii) make, or in any way participate in, any solicitation of proxies with respect to any Voting Securities of Holdings, become a participant in any election contest with respect to Holdings, seek to influence any Person with respect to any Voting Securities or demand a copy of the Holdings’ list of its shareholders or other books and records; participate in or encourage the formation of any partnership, syndicate, or other group which owns or seeks or offers to acquire beneficial ownership of any Voting Securities or which seeks to affect control of Holdings or for the purpose of circumventing any provision of this Agreement; or otherwise act, alone or in concert with others (including by providing financing for another Person), to seek or to offer to control or influence, in any manner, the management, policies of Holdings or the Holdings Board.

3.5 Proprietary Information. (a) Executive hereby acknowledges that the Company may from time to time during the Employment Period disclose, to Executive confidential information pertaining to Holdings and its Subsidiaries or any of their respective Affiliates’ business and affairs, technology, research and development projects and customer and vendor base, including financial information concerning customers and prospective business opportunities. All information and data, whether or not in writing, of a private or confidential nature concerning the business, technology or financial affairs of Holdings and its Subsidiaries and their respective Affiliates and customers (collectively, “Proprietary Information”) is and will remain the sole and exclusive property of Holdings and the Company.

By way of illustration, but not limitation, Proprietary Information will include all trade secrets, inventions, processes, methods of distribution, information relating to customers, vendors and suppliers, marketing plans or strategies, financial plans or strategies, research and development, projects, financial records or projections, business plans, personnel data, computer programs and customer, supplier and vendor lists, sales leader lists, mailing lists and accounts relating to the business operations, technology or financial affairs of Holdings and its Affiliates, other similar items indicating the source of Holdings’ and its Affiliates’ respective revenue, all information pertaining to the salaries, duties and performance ratings of Holdings’ and its Affiliates’ respective employees and all financial information relating to Holdings’ and its Affiliates’ respective customers and their proposed or contemplated business transactions. The term “Proprietary Information” shall not include any information that Executive can establish by reasonable evidence: (a) was known or independently developed by Executive prior to the time of receipt from the Company, Holdings, or any of their Affiliates, as applicable, as long as such information was not acquired, either directly or indirectly, from the Company, Holdings, or an Affiliate, as applicable; (b) is or becomes publicly known through no direct or indirect act, fault or omission of Executive; (c) is or becomes part of the public domain through no direct or indirect act, fault or omission of Executive; or (d) was received by Executive and such receipt was not in connection with any business relationship or prospective business relationship with the Company, Holdings, or any of their Affiliates; provided, however, that a combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or otherwise within such exceptions, as previously described, unless the combination itself is in the public domain or otherwise entirely within any one such exception.

(b) Executive will not, at any time during or after the Employment Period disclose to any third party or directly or indirectly make use of any such Proprietary Information, other than in connection with Holdings’ and its Affiliates’ business and affairs or disclose the existence or terms of this Agreement; provided, however, that Executive may disclose the existence and terms of this Agreement to his legal, tax and financial advisors and to any prospective employer so long as Executive informs any such advisor or employer of Executive’s duties and obligations under this Article III and as otherwise required by applicable law.

(c) All files, letters, memoranda, reports, records, data or other written, reproduced or other tangible manifestations of the Proprietary Information, whether created by Executive or others, to which Executive has access during the Employment Period will be used by Executive only in the performance of his duties hereunder. All such materials (whether written, printed or otherwise reproduced or recorded) will be returned by Executive to the Company immediately upon any termination of Executive’s employment hereunder or any resignation by Executive or upon any earlier request by the Company, without Executive retaining any copies, notes or excerpts thereof.

(d) Executive’s obligation not to disclose or use Proprietary Information will also extend to any and all information, records, trade secrets, data and other tangible property of Holdings or the Company’s customers or any other third parties who may have disclosed or entrusted the same to Holdings or the Company or Executive in connection with Holdings’ or the Company’s business operations.

(e) Executive’s obligations under this Section 3.5 will continue in effect after any termination of his employment hereunder, whatever the reason or reasons for such termination, and the Company will have the right to communicate with any future or prospective employer of Executive concerning Executive’s continuing obligations under this Section 3.5. Notwithstanding any contrary provision of this Section 3.5, Executive may disclose Proprietary Information as and only to the extent required by action or order of any governmental authority or court, provided Executive notifies the Company of the substance of such disclosure and the reasons therefor at least 10 business days prior to such disclosure or such lesser period of time as is mandated by such action or order.

3.6 Certain Matters Relating to Inventions, Etc. (a) All of the following which Executive may conceive, develop, make, invent or suggest during the period of Executive’s employment hereunder will be the absolute and exclusive property of the Company, free of any obligation to Executive or right or interest on Executive’s part: (i) any horticultural invention, discovery, development or mutation; (ii) agricultural machinery, food processing machinery, order processing equipment, mailing equipment and apparatus, and office equipment and apparatus; (iii) recipes or food formulas; (iv) product conceptions or designs; (v) packaging or package component designs; and (vi) advertising layouts and designs, advertising copy, merchandising concepts or ideas that have been used or are in process of being prepared for use.

(b) At any time at the request of the Company (whether during or after Executive’s employment hereunder), Executive will sign and deliver to the Company any and all documents necessary to obtain patents, including but not limited to, assignments, affidavits and depositions; all or any of these documents to be used by the Company in any manner necessary to protect the interest of the Company.

3.7 Certain Matters Relating to Arbitration and Termination. Executive further acknowledges and agrees that the Company will require expeditious review by and relief from a court of equity for any violation by Executive of this Article III. Accordingly, Executive acknowledges and agrees that disputes arising out of Executive’s failure to comply with this Article III are not subject to Section 5.7.

3.8 Survival. Notwithstanding anything to the contrary in this Agreement, the provisions of this Article III will survive any termination or resignation of Executive’s employment under this Agreement.

IV. DEFINITIONS

4.1 Definitions. In addition to the terms defined elsewhere herein, as used in this Agreement, the following terms have the meanings specified below when used in this Agreement with initial capital letters:

“Affiliate” means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Cause” means: (i) Executive’s commission of any act of fraud, embezzlement, moral turpitude or, if determined by the Company’s Board of Directors in good faith, dishonesty in connection with his duties as Executive, (ii) the admission or conviction of Executive of, or entering of a plea of nolo contendere by Executive to, any felony or any lesser crime involving moral turpitude, fraud, embezzlement or theft, (iii) any intentional misconduct by Executive that has a materially adverse effect upon the Company’s business or reputation, (iv) breach by Executive of Section 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6 of this Agreement or (v) Executive’s continued failure to perform the duties, functions and responsibilities of Executive’s position; provided, however, that with respect to clauses (i), (iii), (iv), and (v) of this paragraph, the Company shall provide Executive with written notice containing reasonably sufficient details of any alleged grounds to terminate Executive for Cause, which notice shall be given not more than 60 days after the Company first knows or learns of the existence of such grounds to terminate Executive with Cause, and shall provide Executive with a period of not less than 30 calendar days within which Executive may cure any alleged grounds for termination with Cause (if curable). For the avoidance of doubt, termination of the employment of Executive due to death or Disability, or Executive’s refusal to relocate his principal residence outside of Atlanta, Georgia, shall not constitute termination for Cause.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” means Executive’s inability to perform the normal and usual duties of Executive’s position with the Company by reason of any physical or mental impairment that is expected to result in death or continue for a period of 12 consecutive months as determined by a physician mutually acceptable to Executive and the Company.

“Good Reason” means (i) any significant diminution in Executive’s work status, authority, duties, responsibilities, titles, Base Salary, and/or reporting responsibilities, in any case, without Executive’s consent or (ii) material breach by the Company of any provision of this Agreement; provided, however, that with respect to clauses (i) and (ii) of this paragraph, Executive shall provide the Company with written notice of any alleged grounds constituting Good Reason for Executive to resign, which notice shall be given not more than 60 days after Executive first knows or learns of such grounds to resign for Good Reason, and shall provide the Company with a period of not less than 30 calendar days within which the Company may cure any alleged grounds to resign for Good Reason (if curable). For the avoidance of doubt, termination of employment of Executive due to death or Disability shall not constitute termination other than for Good Reason.

“Person” means any individual or legal entity, including any governmental entity or authority.

“Subsidiary” of any Person means any Person whose financial condition and results of operations are required to be consolidated with those of the first Person in preparing financial statements in accordance with generally accepted accounting principles.

“Voting Securities” means, with respect to any Person, any securities entitled to vote (including by the execution of action by written consent) generally in the election of directors of such Person (together with direct or indirect options or other rights to acquire such securities).

4.2 Interpretation. (a) When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference will be to an Article or Section of or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein which are defined in generally accepted accounting principles have the meanings ascribed to them therein. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable law.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

V. MISCELLANEOUS PROVISIONS

5.1 Successors and Assigns. (a) The provisions of this Agreement will inure to the benefit of, and will be binding upon, the Company, its successors and assigns, and Executive, the personal representatives of his estate and his heirs and legatees. This Agreement and any rights of Executive hereunder may not be assigned by Executive without the Company’s prior written consent, and any such purported assignment without such consent will be null and void.

(b) No right, benefit or interest of Executive hereunder will be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence will, to the full extent permitted by law, be null, void and of no effect.

5.2 Notices. (a) Any and all notices, demands or other communications required or permitted to be given hereunder by any party must be in writing and will be deemed to have been validly given or made to another party (i) upon receipt, when delivered personally; (ii) five days after being sent by United States certified mail, return receipt requested; or (iii) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such notices, demands or other communications will be:

if to the Company, to:	Harry and David 2500 South Pacific Highway Medford, Oregon 97501
Attention: Board of Directors

with a copy to:	Wasserstein & Co., LP 1301 Avenue of the Americas 44th Floor
New York, New York 10019 Attention: George L. Majoros, Jr.

if to Executive to:	Steven J. Heyer 3565 Tuxedo Road Atlanta, Georgia 30305-1048

with a copy to:	Jonathan Golden, Esq.
Arnall Golden Gregory LLP
171 17th Street NW, Suite 2100
Atlanta, Georgia 30363-1031

(b) Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party hereto.

5.3 Governing Document. This Agreement, together with the First Option Agreement, the Second Option Agreement, and that certain Letter Agreement of even date herewith by and between Executive and Holdings (the “Letter Agreement”), constitutes the entire agreement and understanding of the Company, Holdings and Executive with respect to the terms and conditions of Executive’s employment with the Company and supersedes all prior and contemporaneous written or verbal agreements and understandings between Executive and the Company relating to the subject matter hereof.

5.4 Amendments. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by the Executive and a duly authorized officer of the Company other than Executive. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

5.5 Governing Law. The provisions of this Agreement will be construed and interpreted under the laws of the State of Oregon applicable to agreements executed and to be wholly performed within the State of Oregon. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision will in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement will continue in full force and effect.

5.6 Remedies. All rights and remedies provided pursuant to this Agreement or by law will be cumulative, and no such right or remedy will be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party’s breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

5.7 Arbitration. Except as otherwise provided in this Agreement, any and all disputes between Executive and the Company that arise out of Executive’s employment under the terms of this Agreement will be resolved through final and binding arbitration. This will include, without limitation, disputes relating to this Agreement, Executive’s employment by the Company or the termination thereof, including the determination of the existence of grounds to terminate Executive for Cause or for Executive to resign with Good Reason, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Executive’s employment with the Company or its termination. The only claims not covered by this Agreement are claims for benefits under the workers’ compensation or unemployment insurance laws, which will be resolved pursuant to those laws. Binding arbitration will be conducted in New York City, New York in accordance with the rules and regulations of the American Arbitration Association. Each party will pay one-half of the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each side will bear its own attorneys’ fees, that is, the arbitrator will not have authority to award attorneys’ fees unless a statutory section at issue in the dispute authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. Executive understands and agrees that the arbitration will be instead of any civil litigation and that this will mean that he is waiving his right to a jury trial as to such claims. The parties further understand and agree that the arbitrator’s decision will be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

5.8 Expenses. Except as otherwise provided by Section 1.7 hereof, each of the parties hereto will be responsible for all costs and expenses (including attorneys’ fees) incurred by such party in connection with the negotiation, execution and delivery of this Agreement.

5.9 Withholding. The Company will deduct and withhold from all amounts payable to Executive under this Agreement any and all applicable Federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

5.10 Counterparts. This Agreement may be executed in more than one counterpart, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

5.11 D&O Insurance. During the Employment Period, the Company will maintain customary directors and officers liability insurance consistent with past practice.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

COMPANY:

HARRY AND DAVID

By:	/s/ Rudd C. Johnson
Name: Rudd C. Johnson
Title: Executive Vice President, Human Resources

EXECUTIVE:

/s/ Steven J. Heyer
Steven J. Heyer